Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Kathryn Koch, President and Principal Executive Officer of Metropolitan West Funds (the “Registrant”), certify that, to my knowledge:

1.

The periodic report on Form N-CSR of the Registrant for the period ended March 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 2, 2023	/s/ Kathryn Koch
Kathryn Koch, President and Principal
Executive Officer
(principal executive officer)

I, Richard Villa, Treasurer, Principal Financial Officer and Principal Accounting Officer of Metropolitan West Funds (the “Registrant”), certify that, to my knowledge:

1.

The periodic report on Form N-CSR of the Registrant for the period ended March 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 2, 2023	/s/ Richard Villa
Richard Villa, Treasurer, Principal Financial
Officer and Principal Accounting Officer
(principal financial officer)